                                                                   Exhibit 15(b)




May 13, 2002


To Shareholders and Board of Directors
of Sysco Corporation:

We are aware of the incorporation by reference in the Registration Statements (Form S-3 (333-52897), Form S-4 (333-30050, 333-53510 and 333-50842) and Form
S-8 (33-10906, 2-76096, 33-45804, 33-45820, 333-01259, 333-01255, 333-01257,
333-27405, 333-66987, 333-49840 and 333-58276) of Sysco Corporation of our
report dated May 13, 2002 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended March 30, 2002.

Very truly yours,



/s/  Ernst & Young LLP



Houston, Texas